UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2005

Mirant Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16107	58-2056305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 17, 2005, Mirant Corporation (“Mirant”) and S. Marce Fuller, its current director and former President and Chief Executive Officer, entered into an agreement pursuant to which Ms. Fuller is receiving a pro-rated short-term incentive payment of $637,500 relating to her service as President and Chief Executive Office of Mirant from January 1, 2005 through September 30, 2005 in return for waiving any rights that she would otherwise have to receive any distribution with respect to shares of her Mirant common stock under the Joint Chapter 11 Plan of Reorganization for Mirant  and its Affiliated Debtors.  A copy of the agreement is attached hereto as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits

Exhibits

Exhibit No.

Exhibit Name

10.1	Letter Agreement between S. Marce Fuller and Mirant Corporation relating to Additional Post-Separation Payment as Pro-Rated Short-Term Incentive Payment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 19, 2005

Mirant Corporation

/s/ Dan Streek
Dan Streek
Vice President and Controller
(Principal Accounting Officer)